Exhibit 99.1

                           J. C. PENNEY COMPANY, INC.
                                and subsidiaries
                          SUMMARY OF OPERATING RESULTS
                  --------------------------------------------
                   (Amounts in millions except per share data)

                                                 13 weeks ended
                                            ------------------- ------
                                                April    April
                                                  26,      27,   Inc.
                                                 2003     2002  (Dec.)
                                            ----------- ------- ------
Comparable store sales (decrease)/increase
      Department stores                          -4.9%    7.9%
      Eckerd drugstores                          -1.1%    7.6%

Total retail sales
      Department stores and catalog            $3,723   $4,006   -7.1%
      Eckerd drugstores                         3,770    3,722    1.3%
                                            ----------- -------
      Total                                     7,493    7,728   -3.0%

Margins and expenses
--------------------------------------------
Gross margin - LIFO
      Department stores and catalog              1,460   1,514   -3.6%
      Eckerd drugstores                            866     839    3.2%
                                            ----------- -------
      Total                                     2,326    2,353   -1.1%

Selling, general and
administrative (SG&A) expenses
      Department stores and catalog            (1,377)  (1,357)   1.5%
      Eckerd drugstores                          (748)    (739)   1.2%
                                            ----------- -------
      Total                                    (2,125)  (2,096)   1.4%

Segment operating profit - LIFO
      Department stores and catalog                83      157  -47.1%
      Eckerd drugstores                           118      100   18.0%
                                            ----------- -------
      Total                                       201      257  -21.8%

Other unallocated                                   7      (10)    N/A
Net interest expense                             (104)    (102)   2.0%
Acquisition amortization                          (10)     (10)   0.0%
                                            ----------- -------

Income before income taxes                         94      135  -30.4%

Income taxes                                      (33)     (49) -32.7%

                                            ----------- -------
Net income                                        $61      $86  -29.1%
                                            =========== =======

Earnings per share - diluted                    $0.20    $0.29  -31.0%

                           J. C. PENNEY COMPANY, INC.
                                and subsidiaries
                          SUMMARY OF OPERATING RESULTS
                  --------------------------------------------
                   (Amounts in millions except per share data)

                                              13 weeks ended
                                              -----------------
                                                April    April
                                                  26,      27,
                                                 2003     2002
                                              -------   -------

SEGMENT FINANCIAL DATA:
---------------------------------------

Department stores and catalog
Ratios as a % of sales:
    FIFO/LIFO gross margin                       39.2%    37.8%
    SG&A expenses                                37.0%    33.9%
    Segment operating profit                      2.2%     3.9%
Depreciation and  amortization                    $89 (1)  $92

Eckerd drugstores
Ratios as a % of sales:
  FIFO gross margin                              23.1%    23.0%
  LIFO gross margin                              22.9%    22.5%
  SG&A expenses                                  19.8%    19.8%
  Segment operating profit                        3.1%     2.7%
LIFO charge                                        $7      $15
Depreciation and amortization                      69       61


SUPPLEMENTAL DATA:
-------------------------------------

Average shares used for diluted EPS             272.7    291.7

Effective income tax rate                        35.4%    36.5%

FIFO inventory:
    Department stores and catalog              $3,189   $2,983
    Eckerd drugstores                           2,307    2,312

Long-term debt, including current
 maturities (2)                                 5,826    5,395

     (1)  Excludes  $12  million  of   accelerated   depreciation   for  catalog
          facilities which is included in Other Unallocated.

     (2) Excludes present value of operating leases and Eckerd's securitized receivables